Exhibit 99.1

PRESS RELEASE

For Immediate Release
Contact:	Kevin Shook – Treasurer and Chief Financial Officer
(717) 735-1660

EASTERN INSURANCE HOLDINGS, INC.

ANNOUNCES FOURTH QUARTER 2006 RESULTS

LANCASTER, PA, February 15, 2007—On June 16, 2006, Eastern Insurance Holdings, Inc. (“EIHI”) (Nasdaq: EIHI) completed a common stock offering and Eastern Life and Health Insurance Company (“ELH”) (formerly, Educators Mutual Life Insurance Company) completed its conversion from the mutual to stock form of organization and became a wholly owned subsidiary of EIHI. In the common stock offering, EIHI sold 7,475,000 shares of its common stock at a price of $10.00 per share, raising gross proceeds of $74.8 million. Immediately after the common stock offering and conversion, EIHI purchased all of the outstanding shares of Eastern Holding Company Ltd. and subsidiaries (collectively, “EHC”) for a purchase price of $78.9 million, which consisted of EIHI issuing 3,875,407 of its $10.00 per share common stock and paying cash of $40.2 million to EHC’s shareholders.

EIHI today reported earnings for the three months ended December 31, 2006 and pro forma earnings for the three months ended December 31, 2005. The pro forma earnings for the three months ended December 31, 2005 reflect the financial results of EIHI, ELH, and EHC, as if the conversion, stock offering and acquisition of EHC had taken place as of January 1, 2005.

EIHI reported net income of $4.5 million, or $0.41 per diluted share, for the fourth quarter of 2006, compared to pro forma net income of $5.7 million, or $0.52 per diluted share, for the same period in 2005. Consolidated revenue for the fourth quarter of 2006 was $34.1 million, compared to pro forma consolidated revenue of $32.9 million for the same period in 2005. Net premiums earned decreased to $29.1 million in the fourth quarter of 2006 from pro forma net premiums earned of $30.1 million during the same period in 2005. For the three months ended December 31, 2006, net income was negatively impacted by purchase accounting charges of $810,000, intangible asset amortization expense of $500,000, and an increase in the frequency and severity of reported claims in the specialty reinsurance segment by the ceding company resulting in an increase in the 2006 specialty reinsurance accident year loss and LAE ratio to 54.2 percent from 42.9 percent in the prior quarter ended September 30, 2006 and unfavorable loss reserve development on prior accident years of $400,000. Favorable loss reserve development on prior accident years of $943,000 was recorded in the workers’ compensation insurance segment for the three months ended December 31, 2006. For the three months ended December 31, 2005, pro forma net income was impacted by pro forma intangible asset amortization expense of $501,000 and pro forma favorable loss reserve development in the workers’ compensation insurance segment of $2.2 million. Pro forma purchase accounting adjustments had a negligible impact on pro forma net income for the three months ended December 31, 2005.

Weighted average fully diluted shares considered outstanding for the three months ended December 31, 2006 and pro forma weighted average fully diluted shares considered outstanding for the three months ended December 31, 2005 consisted of the following:

	2006	Pro Forma 2005

Shares from stock offering, net of ESOP shares	6,727,500	6,727,500
Shares issued to EHC shareholders	3,875,407	3,875,407
Weighted average ESOP shares for pro forma period	31,129	65,406
Stock warrants	306,099	306,099

Total	10,940,135	10,974,412

“We are pleased to report strong operating results in our workers’ compensation insurance and group benefits segments for the three months ended December 31, 2006,” said Bruce M. Eckert, Chief Executive Officer. “Our combined ratio for the three months ended December 31, 2006 was 89.3 percent, after including 2.6 percentage points for purchase accounting adjustments related to the acquisition of EHC and 1.7 percentage points related to intangible asset amortization. Our loss ratio for all lines of business was 62.3 percent for the three months ended December 31, 2006, which included 5.0 percentage points of favorable loss reserve development during the fourth quarter from our workers’ compensation insurance segment. We were disappointed with the operating results in our specialty reinsurance segment, which experienced a significant increase in the frequency and severity of reported claims from the ceding company resulting in a net loss of $893,000 for the three months ended December 31, 2006. We are pleased that our fully diluted book value per share increased $0.45 to $14.95 during the fourth quarter of 2006.”

Eckert added, “2007 will likely present significant challenges for our operating segments as competition for business intensifies in our underwriting territories. We will continue to explore opportunities to allocate our excess capital, including new specialty niche products and strategic acquisitions.”

Segment Operating Results

Workers’ Compensation Insurance

EIHI’s workers’ compensation insurance segment reported net income of $4.1 million for the fourth quarter of 2006, compared to pro forma net income of $4.9 million for the same period last year. The decrease in net income between periods is due to after tax purchase accounting charges of $834,000 for the three months ended December 31, 2006 compared to negligible pro forma after tax charges for the same period in 2005. After tax favorable loss reserve development on prior accident years was $943,000 for the three months ended December 31, 2006 compared to $2.2 million for the same period in 2005.

Net premiums earned, before purchase accounting adjustments, increased to $14.2 million for the fourth quarter of 2006, compared with pro forma net premiums earned of $11.2 million for the fourth quarter of 2005, an increase of 26.8 percent.

The combined ratio was 66.7 percent for the fourth quarter of 2006, compared to a pro forma combined ratio of 40.9 percent for the same period last year. The increase in the combined ratio for the fourth quarter of 2006 primarily reflects the recording of favorable loss reserve development on prior accident years of $3.4 million in 2005 compared to $1.5 million for the three months ended December 31, 2006. The favorable loss reserve development recorded in 2006 lowered the combined ratio by 11.8 points for the three months ended December 31, 2006 and the favorable loss reserve development recorded in 2005 lowered the pro forma combined ratio by 30.6 points for the three months ended December 31, 2005. The expense ratio was 11.5 percent for the three months ended December 31, 2006 compared to a pro forma expense ratio of 9.4 percent for the same period in 2005.

Net investment income increased to $1.1 million for the fourth quarter of 2006, compared to pro forma net investment income of $818,000 for the same period of 2005, primarily due to an increase in the invested asset base.

Group Benefits

EIHI’s group benefits segment reported net income of $1.5 million for the three months ended December 31, 2006 compared to pro forma net income of $1.3 million for the three months ended December 31, 2005. The increase between periods is due to significantly improved underwriting results. The 2005 results include the favorable impact of a $952,000 after tax reduction in an accrual for post-retirement benefits.

Net premiums earned decreased 12.8 percent to $8.2 million for the fourth quarter of 2006, compared with pro forma net premiums earned of $9.4 million for the fourth quarter of 2005.

The combined ratio was 91.4 percent for the fourth quarter of 2006, compared to a pro forma combined ratio of 89.4 percent for the same period last year. The increase in the combined ratio for the fourth quarter of 2006 primarily reflects an improved loss and LAE ratio, offset by an increase in the expense ratio. The improved loss and LAE ratio is primarily due to a lower current accident year loss and LAE ratio in the fourth quarter of 2006, compared to the same period in 2005. The expense ratio was 34.9 percent for the three months ended December 31, 2006 compared to a pro forma expense ratio of 21.9 percent for the same period in 2005. The increase in the expense ratio is due to beneficial expense reduction initiatives more than offset by the favorable impact on the 2005 expense ratio of a pre-tax decrease in an accrual for post-retirement benefits of $1.5 million, which lowered the 2005 expense ratio by 16.0 percentage points.

Net investment income was $973,000 for the fourth quarter of 2006 compared to pro forma net investment income of $939,000 for the fourth quarter of 2005.

Specialty Reinsurance

EIHI’s specialty reinsurance segment reported a net loss of $893,000 for the fourth quarter of 2006, compared to pro forma net income of $230,000 for the same period last year. The decrease from pro forma net income in 2005 to a net loss in 2006 is due to an increase in the frequency and severity of reported claims by the ceding company resulting in an increase in the 2006 accident year loss and LAE ratio to 54.2 percent from 42.9 percent in the prior quarter ended September 30, 2006 and after tax unfavorable loss reserve development on prior accident years of $400,000. After tax purchase accounting charges were $267,000 for the three months ended December 31, 2006 compared to negligible pro forma after tax purchase accounting charges for the same period in the prior year.

Reinsurance premiums earned decreased to $2.9 million for the fourth quarter of 2006 compared to pro forma reinsurance premiums earned of $3.7 million. The decrease in reinsurance premiums earned in 2006 compared to pro forma reinsurance premiums earned in 2005 is due to purchase accounting charges of $956,000 for the three months ended December 31, 2006 compared to pro forma purchase accounting charges of $198,000 for the same period in 2005.

The combined ratio was 169.8 percent for the fourth quarter of 2006, compared to a pro forma combined ratio of 101.3 percent for the same period last year. The increase in the combined ratio in the fourth quarter of 2006 is due to purchase accounting charges for the three months ended December 31, 2006 that increased the combined ratio by 28.0 points compared to pro forma purchase accounting charges that increased the 2005 pro forma combined ratio by 2.4 points. Further adding to the increase in the combined ratio was an increase in the loss and LAE ratio in 2006 compared to 2005 due to an increase in reported claims from the ceding company. The loss and LAE ratio, before purchase accounting adjustments, was 106.3 percent for the three months ended December 31, 2006 and the pro forma loss and LAE ratio, before purchase accounting adjustments, was 54.5 percent for the three months ended December 31, 2005.

Net investment income increased to $520,000 for the fourth quarter of 2006, compared to pro forma net investment income of $276,000 for the same period of 2005, due to an increase in the invested asset base.

Segregated Portfolio Cell Reinsurance

Fees generated by the workers’ compensation insurance, specialty reinsurance and the corporate and other segments within the segregated portfolio reinsurance segment totaled $365,000 for the fourth quarter of 2006 compared to pro forma fees of $232,000 for the same period in 2005.

Corporate and Other

The corporate and other segment primarily includes corporate expenses and EIHI’s third party administration business. The corporate and other segment recorded a net loss of $169,000 for the three months ended December 31, 2006, compared to a pro forma net loss of $688,000 for the same period last year. EIHI expects to incur additional corporate expenses in 2007 such as stock compensation charges and Sarbanes-Oxley implementation fees.

Financial Condition

Total assets were $368.2 million as of December 31, 2006. Shareholders’ equity was $173.7 million as of December 31, 2006. As of December 31, 2006, EIHI’s book value per share and fully diluted book value per share were $15.31 and $14.95, respectively. Outstanding shares used to calculate book value per share and fully diluted book value per share were 11,350,407 and 11,656,506, respectively. The fully diluted book value per share calculation includes the impact of warrants to purchase 306,099 common shares, which have an exercise price of $1.63 per share.

Conference Call with Investors

EIHI will hold a conference call with investors beginning at 10:00 a.m. Eastern Standard Time on Friday, February 16, 2007 to review the Company’s 2006 fourth quarter results. The conference call will be available via a live webcast accessed through the Investor Relations section of www.easterninsuranceholdings.com. The dial-in numbers for the conference call are as follows:

Live Call

877-407-0782 (Domestic)

201-689-8567 (International)

A replay of the conference call will be available through March 2, 2007, at 877-660-6853 (domestic) and 201-612-7415 (international). The account number for playback is 286 and the conference number is 230719. An online archive of the webcast will be available on the Investor Relations section of www.easterninsuranceholdings.com.

Consolidated Financial Results

Set forth in the tables below are selected balance sheet data as of December 31, 2006 and summary unaudited results of operations for the three months ended December 31, 2006 and unaudited pro forma results of operations for the three months ended December 31, 2005.

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(In thousands, except share and per share data)

(Unaudited) December 31, 2006

ASSETS

Investments:
Fixed income securities, at estimated fair value	$204,444
Equity securities, at estimated fair value	18,219
Equity call options, at estimated fair value	3,318
Other invested assets	11,604
Total investments	237,585

Cash and cash equivalents	50,703
Accrued investment income	2,236
Premiums receivable	23,225
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	27,525
Deferred acquisition costs	4,501
Deferred income taxes, net	2,696
Intangible assets	8,110
Goodwill	5,140
Other assets	6,485
Total assets	$368,206

LIABILITIES

Reserves for unpaid losses and loss adjustment expenses	$126,467
Unearned premium reserves	34,599
Advance premium	1,016
Accounts payable and accrued expenses	13,524
Benefit plan liabilities	324
Dividends payable	8,560
Loans payable	26
Federal income taxes payable	1,902
Junior subordinated debentures	8,044
Total liabilities	194,462

Commitments and contingencies

SHAREHOLDERS’ EQUITY

Series A preferred stock, par value $0, auth. shares—5,000,000; no shares issued and outstanding	—
Common capital stock, par value $0, auth. shares—20,000,000; issued and outstanding—11,350,407	—
Unearned ESOP compensation	(7,101)
Additional paid in capital	108,502
Retained earnings	69,483
Accumulated other comprehensive income, net	2,860
Total shareholders’ equity	173,744
Total liabilities and shareholders’ equity	$368,206

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED STATEMENTS OF INCOME

(In thousands, except share and per share data)

	(Unaudited) Three Months Ended December 31, 2006	(Unaudited) Pro Forma Three Months Ended December 31, 2005

Revenue:
Net premiums earned	$29,060	$30,073
Net investment income	3,761	2,323
Net realized investment gains	1,125	139
Other revenue	111	364
Total revenue	34,056	32,899

Expenses:
Losses and loss adjustment expenses incurred	18,093	15,458
Acquisition and other underwriting expenses	1,800	3,294
Other expenses	5,509	4,611
Amortization of intangible assets	500	501
Policyholder dividends	55	33
Segregated portfolio dividend expense	1,244	418
Total expenses	27,201	24,315
Income before income taxes	6,855	8,583
Income tax expense	2,331	2,856
Net income	$4,524	$5,728
Earnings per share (EPS):
Basic shares outstanding	10,634,036	10,668,313
Basis EPS	$0.43	$0.54

Diluted shares outstanding	10,940,135	10,974,412
Diluted EPS	$0.41	$0.52

Cautionary Statement

Some of the statements contained in this press release are “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; the geographic concentration of our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes, a failure to realize our investment objectives; the effects of intense competition; the loss of one or more principal employees; the inability to acquire additional capital on favorable terms; a failure of independent insurance brokers to adequately market our products; and the effects of acts of terrorism or war. More information about these and other factors that potentially could affect our financial results is included in our Form S-1 Registration Statement, filed with the U.S. Securities and Exchange Commission and in our other public filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.